Exhibit 99.1

Blue Owl Capital Corporation Reports Third Quarter Net Investment Income Per Share of $0.47

and Net Asset Value Per Share of $15.28

NEW YORK — November 6, 2024 — Blue Owl Capital Corporation (NYSE: OBDC, or the “Company”) today announced financial results for its third quarter ended September 30, 2024.

THIRD QUARTER 2024 HIGHLIGHTS

•	Third quarter net investment income (“NII”) per share of $0.47, exceeding the regular dividend of $0.37 per share by 27% and generating an ROE of 12.4%

•	Based on OBDC’s supplemental dividend framework, the Board of Directors (the “Board”) declared a third quarter supplemental dividend of $0.05 per share

•	Total dividends for the third quarter were $0.42 per share, representing an 11.0% annualized dividend yield based on third quarter net asset value (“NAV”) per share

•	NAV per share of $15.28, as compared with $15.36 as of June 30, 2024

•

Originations for the third quarter were $1.2 billion, offset by $1.1 billion of sales and repayments, as compared with $3.3 billion of originations and $1.1 billion of sales and repayments for the three months ended June 30, 2024

•	Investments on non-accrual decreased to 0.7% of the total fair value of the debt portfolio, as compared with 1.4% as of June 30, 2024

“OBDC produced another quarter of strong earnings and generated a 12.4% return on equity, supported by the quality of our portfolio and robust origination activity,” commented Craig W. Packer, Chief Executive Officer. “We are pleased with how OBDC is positioned for the evolving economic environment and remain confident that our scale will continue to serve as a competitive advantage moving forward.”

Merger Update

On August 7, 2024, OBDC entered into an agreement to merge with Blue Owl Capital Corporation III (NYSE: OBDE), an affiliated business development company managed by Blue Owl Diversified Credit Advisors, LLC, with the Company as the surviving entity.

On August 16, 2024, the Company filed a preliminary registration statement on Form N-14, which included a joint proxy statement of the Company and OBDE and the Company’s prospectus. On October 11, 2024, the Company filed an amended registration statement on Form N-14. The registration statement was declared effective by the SEC on October 21, 2024, and the special meetings for each of the Company’s and OBDE’s shareholders are scheduled for January 8, 2025. The merger is expected to close shortly after the special meetings, subject to shareholder approvals and other customary closing conditions.

Dividend Declarations

The Company’s Board declared a fourth quarter 2024 regular dividend of $0.37 per share for stockholders of record as of December 31, 2024, payable on or before January 15, 2025.

The Board also declared a third quarter 2024 supplemental dividend of $0.05 per share for stockholders of record as of November 29, 2024, payable on or before December 13, 2024.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended September 30, 2024, new investment commitments totaled $1.2 billion across 23 new portfolio companies and 14 existing portfolio companies. This compares to $3.3 billion for the three months ended June 30, 2024 across 25 new portfolio companies and 24 existing portfolio companies.

For the three months ended September 30, 2024, the principal amount of new investments funded was $1.1 billion. For this period, the Company had $1.1 billion aggregate principal amount in sales and repayments.

For the three months ended June 30, 2024, the principal amount of new investments funded was $2.3 billion. For this period, the Company had $1.1 billion aggregate principal amount in sales and repayments.

As of September 30, 2024 and June 30, 2024, the Company had investments in 219 and 212 portfolio companies with an aggregate fair value of $13.4 billion and $13.3 billion, respectively. As of September 30, 2024, the average investment size in each portfolio company was $61.4 million based on fair value.

As of September 30, 2024, based on fair value, the portfolio consisted of 75.9% first lien senior secured debt investments, 5.4% second lien senior secured debt investments, 2.3% unsecured debt investments, 2.9% joint ventures, 2.9% preferred equity investments, and 10.6% common equity investments.

As of June 30, 2024, based on fair value, the portfolio consisted of 75.4% first lien senior secured debt investments, 6.3% second lien senior secured debt investments, 2.2% unsecured debt investments, 2.9% joint ventures, 2.9% preferred equity investments, and 10.3% common equity investments.

As of September 30, 2024 and June 30, 2024, approximately 81.3% and 81.7% of the portfolio was invested in secured debt, respectively. As of September 30, 2024, 96.3% of the debt investments based on fair value in the portfolio were at floating rates.

As of September 30, 2024 and June 30, 2024, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.5% and 11.9%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.6% and 12.0%, respectively.

As of September 30, 2024, loans on non-accrual represented 0.7% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2024

Investment Income

Investment income increased to $406.0 million for the three months ended September 30, 2024 from $399.0 million for the same period in the prior year primarily due to higher dividend income and was partially offset by a decrease in the yield of our debt investment portfolio. Dividend income increased period-over-period primarily due to an increase in dividends earned from the Company’s controlled, affiliated and non-controlled, affiliated equity investments. Other income increased period-over-period primarily due to higher incremental fee income, which are fees received and recognized to OBDC upon closing investments and normally paid at the time of closing. The Company expects that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses

Total expenses increased to $217.6 million for the period ended September 30, 2024 compared to $206.2 million in the same period in the prior year primarily due to an increase in interest expense and average daily borrowings. As a percentage of total assets, management fees, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.

Liquidity and Capital Resources

As of September 30, 2024, the Company had $481.3 million in cash and restricted cash, $7.8 billion in total principal value of debt outstanding, and $1.6 billion of undrawn capacity on the Company’s credit facilities. The Company’s weighted average interest rate on debt outstanding was 5.8% and 5.6% for the three months ended September 30, 2024 and June 30, 2024, respectively. Ending net debt-to-equity was 1.23x and 1.20x as of September 30, 2024 and June 30, 2024, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on November 7, 2024 at 10:00 a.m. Eastern Time on the Events section of OBDC’s website at www.BlueOwlCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Events section of OBDC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13748669

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of September 30, 2024, OBDC had investments in 219 portfolio companies with an aggregate fair value of $13.4 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023
Investments at Fair Value	$13,447,536	$13,341,982	$12,896,158
Total Assets	$14,090,780	$13,866,620	$13,461,820
Net Asset Value Per Share	$15.28	$15.36	$15.40
Investment Income	$406,029	$396,760	$399,022
Net Investment Income	$184,912	$189,134	$190,053
Net Income	$135,358	$122,220	$206,938
Net Investment Income Per Share	$0.47	$0.48	$0.49
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.13)	$(0.17)	$0.04
Net Income Per Share	$0.35	$0.31	$0.53
Distributions Declared from Net Investment Income Per Share	$0.37	$0.37	$0.33
Supplemental Distributions Declared from Net Investment Income Per Share	$0.05	$0.06	$0.08
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	11.5%	11.9%	12.3%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	11.6%	12.0%	12.4%
Percentage of Debt Investment Commitments at Floating Rates	96.3%	96.5%	97.7%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	September 30, 2024 (Unaudited)	December 31, 2023
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,729,785 and $11,271,962, respectively)	$11,710,694	$11,264,956
Non-controlled, affiliated investments (amortized cost of $97,711 and $19,004, respectively)	98,967	19,988
Controlled, affiliated investments (amortized cost of $1,572,894 and $1,341,236, respectively)	1,637,875	1,428,404

Total investments at fair value (amortized cost of $13,400,390 and $12,632,202, respectively)	13,447,536	12,713,348
Cash (restricted cash of $54,553 and $87,067, respectively)	479,477	658,702
Foreign cash (cost of $1,826 and $946, respectively)	1,838	956
Interest receivable	121,082	112,260
Receivable from a controlled affiliate	24,244	22,978
Prepaid expenses and other assets	16,603	3,152

Total Assets	$14,090,780	$13,511,396

Liabilities
Debt (net of unamortized debt issuance costs of $80,810 and $81,492, respectively)	$7,741,075	$7,077,088
Distribution payable	144,380	136,407
Management fee payable	49,264	47,711
Incentive fee payable	39,224	42,217
Payables to affiliates	10,719	3,835
Accrued expenses and other liabilities	144,269	182,745

Total Liabilities	8,128,931	7,490,003

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 390,217,304 and 389,732,868 shares issued and outstanding, respectively	3,902	3,897
Additional paid-in-capital	5,931,419	5,924,002
Accumulated undistributed (overdistributed) earnings	26,528	93,494

Total Net Assets	5,961,849	6,021,393

Total Liabilities and Net Assets	$14,090,780	$13,511,396

Net Asset Value Per Share	$15.28	$15.45

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$299,598	$307,701	$881,408	$894,371
Payment-in-kind (“PIK”) interest income	45,561	40,925	131,068	128,783
Dividend income	17,115	17,324	54,764	52,764
Other income	5,326	2,332	16,627	12,539

Total investment income from non-controlled, non-affiliated investments	367,600	368,282	1,083,867	1,088,457

Investment income from non-controlled, affiliated investments:
Interest income	471	—	579	—
Payment-in-kind (“PIK”) interest income	180	—	312	—
Dividend income	12	36	74	213
Other income	11	—	11	—

Total investment income from non-controlled, affiliated investments:	674	36	976	213

Investment income from controlled, affiliated investments:
Interest income	7,589	5,717	22,760	13,944
Payment-in-kind (“PIK”) interest income	359	773	1,062	773
Dividend income	29,627	24,032	93,151	66,720
Other Income	180	182	550	760

Total investment income from controlled, affiliated investments	37,755	30,704	117,523	82,197

Total Investment Income	406,029	399,022	1,202,366	1,170,867

Expenses
Interest expense	121,273	110,445	349,527	324,416
Management fees	49,264	47,796	144,512	143,911
Performance based incentive fees	39,224	40,314	118,111	117,640
Professional fees	3,476	3,890	11,185	11,697
Directors’ fees	320	445	960	960
Other general and administrative	4,001	3,349	10,051	9,158

Total Operating Expenses	217,558	206,239	634,346	607,782

Net Investment Income (Loss) Before Taxes	188,471	192,783	568,020	563,085

Income tax expense (benefit)	3,559	2,730	11,209	8,495

Net Investment Income (Loss) After Taxes	$184,912	$190,053	$556,811	$554,590

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$33,552	$22,371	$(32,267)	$91,855
Non-controlled, affiliated investments	(143)	507	251	502
Controlled, affiliated investments	(24,132)	(2,076)	(22,187)	14,113
Translation of assets and liabilities in foreign currencies	(2,321)	(2,292)	7,917	278
Income tax (provision) benefit	(1,178)	(1,521)	(1,188)	(4,217)

Total Net Change in Unrealized Gain (Loss)	5,778	16,989	(47,474)	102,531

Net realized gain (loss):
Non-controlled, non-affiliated investments	$(55,368)	$235	$(60,408)	$353
Non-controlled, affiliated investments	—	—	—	(52,482)
Foreign currency transactions	36	(339)	(8,834)	(647)

Total Net Realized Gain (Loss)	(55,332)	(104)	(69,242)	(52,776)

Total Net Realized and Change in Unrealized Gain (Loss)	(49,554)	16,885	(116,716)	49,755

Net Increase (Decrease) in Net Assets Resulting from Operations	$135,358	$206,938	$440,095	$604,345

Earnings Per Share - Basic and Diluted	$0.35	$0.53	$1.13	$1.55

Weighted Average Shares Outstanding - Basic and Diluted	390,217,304	389,703,612	390,018,665	390,223,606

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Three Months Ended September 30,
($ in thousands)	2024	2023
New investment commitments
Gross originations	$1,151,667	$510,987
Less: Sell downs	—	(10,803)

Total new investment commitments	$1,151,667	$500,184

Principal amount of investments funded:
First-lien senior secured debt investments	$1,044,951	$363,504
Second-lien senior secured debt investments	—	—
Unsecured debt investments	—	—
Preferred equity investments	1,097	—
Common equity investments	13,318	22,266
Joint ventures	21,437	875

Total principal amount of investments funded	$1,080,803	$386,645

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(1,027,432)	$(342,060)
Second-lien senior secured debt investments	(65,812)	(42,663)
Unsecured debt investments	—	—
Preferred equity investments	(21,360)	(4,963)
Common equity investments	(15)	—
Joint ventures	—	—

Total principal amount of investments sold or repaid	$(1,114,619)	$(389,686)

Number of new investment commitments in new portfolio companies(1)	23	7
Average new investment commitment amount	$42,251	$61,240
Weighted average term for new debt investment commitments (in years)	4.4	4.3
Percentage of new debt investment commitments at floating rates	98.8%	92.2%
Percentage of new debt investment commitments at fixed rates	1.2%	7.8%
Weighted average interest rate of new debt investment commitments(2)	9.7%	11.7%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	5.1%	6.3%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

For the three months ended September 30, 2024, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.59% as of September 30, 2024. For the three months ended September 30, 2023, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.40% as of September 30, 2023.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition of OBDC or OBDE or the two-step merger (collectively, the “Mergers”) of OBDE with and into OBDC. The forward-looking statements may include statements as to: future operating results of OBDC and OBDE and distribution projections; business prospects of OBDC and OBDE and the prospects of their portfolio companies; and the impact of the investments that OBDC and OBDE expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Mergers closing; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Mergers; (iv) the percentage of OBDC and OBDE shareholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that shareholder litigation in connection with the Mergers may result in significant costs of defense and liability; (ix) changes in the economy, financial markets and political environment; (x) the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict, and general uncertainty surrounding the financial and political stability of the United States (including uncertainties related to the 2024 U.S. presidential election), the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; (xi) future changes in law or regulations; (xii) conditions to OBDC’s and OBDE’s operating areas, particularly with respect to business development companies or regulated investment companies; (xiii) an economic downturn, elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, and the risk of recession or a shutdown of government services could impact business prospects of OBDC and OBDE and their portfolio companies or following the closing of the Mergers, the combined company; (xiv) the ability of Blue Owl Credit Advisors LLC (the “Adviser”) to locate suitable investments for the combined company and to monitor and administer its investments; (xv) the ability of the Adviser to attract and retain highly talented professionals; and (xvi) other considerations that may be disclosed from time to time in OBDC’s and OBDE’s publicly disseminated documents and filings with the Securities and Exchange Commission (“SEC”). OBDC and OBDE have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although OBDC and OBDE undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that OBDC and OBDE in the future may file with the SEC, including the Joint Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

In connection with the Merger, OBDC and OBDE have filed with the SEC and intend to mail to their respective shareholders a joint proxy statement/prospectus (the “Joint Proxy Statement”) and OBDC has filed with the SEC a registration statement on Form N-14 (the “Registration Statement”) that includes the Joint Proxy Statement and a prospectus of OBDC. The Joint Proxy Statement and the Registration Statement contains important information about OBDC, OBDE, the Merger and related matters. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF OBDC AND OBDE ARE URGED TO READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OBDC, OBDE, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain the documentation filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and for documents filed by OBDC, from OBDC’s website at https://www.blueowlcapitalcorporation.com and for documents filed by OBDE, from OBDE’s website at https://www.blueowlcapitalcorporationiii.com.

Participation in the Solicitation

OBDC, its directors, certain of its executive officers and certain employees and officers of the Adviser and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OBDC is set forth in the Joint Proxy Statement. OBDE, its directors, certain of its executive officers and certain employees and officers of Blue Owl Diversified Credit Advisors LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OBDE is set forth in the Joint Proxy Statement. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OBDC and OBDE shareholders in connection with the Merger is contained in the Joint Proxy Statement. These documents may be obtained free of charge from the sources indicated above.